Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 Nos. 333-222745, 333-231965 and 333-236026) of Regulus Therapeutics Inc.,
(2) Registration Statement (Form S-8 Nos. 333-236020 and 333-233414) pertaining to the 2019 Equity Incentive Plan of Regulus Therapeutics Inc.,
(3) Registration Statement (Form S-8 No. 333-184324) pertaining to the 2009 Equity Incentive Plan, 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan of Regulus Therapeutics Inc.,
(4) Registration Statement (Form S-8 No. 333-206511) pertaining to the Regulus Therapeutics Inc. Inducement Plan, and
(5) Registration Statement (Form S-8 Nos. 333-188606, 333-194294, 333-201988, 333-209654, 333-215793, 333-222434 and 333-229514) pertaining to the 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan of Regulus Therapeutics Inc.;
of our report dated March 12, 2020, with respect to the financial statements of Regulus Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.
/s/ Ernst & Young LLP
San Diego, California
March 12, 2020